SUB-ITEM 77Q3

AIM CONSTELLATION FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-1424
SERIES NO.: 2


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                           182,088
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                            23,115
       Class C                                                             7,838
       Class R                                                               508
       Institutional Class                                                 2,719

74V. 1 Net asset value per share (to nearest cent)
       Class A                                                           $ 26.47
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                           $ 24.18
       Class C                                                           $ 24.18
       Class R                                                           $ 26.20
       Institutional Class                                               $ 29.10